Exhibit 10.6

Execution Copy

FIRST AMENDMENT

          FIRST AMENDMENT, dated as of August 8, 2005 (this “First Amendment”), to the Employment Agreement, dated as of May 5, 2004 (the “Agreement”), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the “Company”), and SCOTT GREENSTEIN (the “Executive”).

WITNESSETH:

          WHEREAS, the Company and the Executive jointly desire to amend certain provisions of the Agreement in the manner provided for in this First Amendment;

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the Company and the Executive hereby agree as follows:

          1. Amendment of Section 3 (Term) and Section 6 (Termination) of the Agreement. Section 3 and Section 6(f) of the Agreement are hereby amended by deleting “May 4, 2007” and substituting in lieu thereof “July 31, 2009.”

          2. Amendments of Section 4 (Compensation) of the Agreement. Section 4(a) of the Agreement is hereby amended by deleting the figure “$525,000” and substituting in lieu thereof “$700,000.”

          (b) The second sentence of Section 4(a) of the Agreement is hereby amended by deleting the phrase “provided that the Base Salary shall at all times be not less than the base salary of the Company’s President, Operations and Sales.”

          (c) Sections 4(c) and 4(d) of the Agreement are hereby amended by deleting the third sentences thereof.

          (d) Section 4(e) of the Agreement is hereby amended by deleting the fourth sentence thereof.

          3. Amendment of Section 5 (Additional Compensation; Expenses and Benefits) of the Agreement. The Agreement is hereby amended by deleting Section 5(c) thereof.

          4. Grant of Additional Stock Options and Restricted Stock Units. (a) On the date hereof, the Company shall grant to the Executive an option to purchase 1,250,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price of $6.602 per share, the closing price of the Common Stock on the Nasdaq National Market on the date hereof. Such options shall be subject to the terms and conditions set forth in the Option Agreement attached to this First Amendment as Exhibit A.

          (b) On the date hereof, the Company shall grant to the Executive 462,222 restricted stock units, 62,222 of which represent restricted stock units earned by you pursuant to the Company’s existing equity accumulation program. Such restricted stock units shall be subject to the terms and conditions set forth in the Restricted Stock Unit Agreements attached to this First Amendment as Exhibits B and C.

          5. No Other Amendments. Except as expressly amended, modified and supplemented by this First Amendment, the provisions of the Agreement are and shall remain in full force and effect.

          6. Governing Law. This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

          7. Counterparts. This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          8. Entire Agreement. This First Amendment represents the entire agreement of the Company and the Executive with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein. For the avoidance of doubt, this First Amendment shall supersede any other First Amendment previously executed by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRIUS SATELLITE RADIO INC.

By:	/s/	John H. Schultz

John H. Schultz
Senior Vice President,
Human Resources

	/s/	Scott Greenstein

Scott Greenstein